Exhibit 99.1


      NeoMagic(R) Corporation Reports Second Quarter Fiscal 2004 Results



    SANTA CLARA, Calif., Aug. 14 /PRNewswire-FirstCall/ -- NeoMagic

Corporation (Nasdaq: NMGC), a pioneer of Applications Processors for multimedia-rich mobile phones and wireless PDAs, today reported net sales of

$222 thousand for the second quarter of fiscal 2004, ended July 31, 2003,

compared to net sales of $494 thousand for the second quarter of fiscal 2003.

Net loss for the second quarter of fiscal 2004 was $6.4 million, or a loss of

$0.21 per share, compared to a net loss of $9.3 million, or a loss of $0.33 per share, in the second quarter of fiscal 2003.  The Company ended the second quarter of fiscal 2004 with total cash of $53.4 million, including

$2.2 million in thirteen-month marketable securities that appear on the balance sheet as long-term investments.

    "The highlights of the second quarter included a very successful MiMagic

6 press and analyst launch, as well as further progress on MiMagic 5 customer engagements," said Prakash Agarwal, president and chief executive officer of

NeoMagic.  "We are pleased to report that NeoMagic currently has four MiMagic

5 design wins with major OEMs and ODMs in Asia.  We also have potential

MiMagic 5 follow-on programs with several of our MiMagic 3 customers, as well as a dozen or so other MiMagic 5 engagements in progress that we have been working on throughout the year.

    "We launched the MiMagic 6 at the In-stat/MDR Embedded Processor Forum on

June 17th.  The audience, analyst and press response to the MiMagic 6 was terrific.  We received over thirty mentions in global technical publications -- from Processoria in Finland to EE Times Asia," Agarwal stated.

"But, the most exciting part of the MiMagic 6 introduction has been the customer feedback, which has mirrored that of the press and analysts.  Key strategic customers understand the value of APA.

    "The MiMagic 6 is now scheduled to ship at the end of calendar 2003,

slightly behind schedule, but still ahead of customer design-in windows,"

continued Agarwal.  "We look forward to updating investors on the progress of the MiMagic 6, as well as the status of the ongoing MiMagic 5 programs,"

Agarwal concluded.

    NeoMagic's second quarter fiscal 2004 conference call can be accessed today at 2:00 p.m. PDT via the Internet at www.neomagic.com, "Investor

Resources."  The call can also be accessed by dialing 888-747-3526 in the US and +1-703-871-3096 internationally.  There is no passcode.  There will be an audio replay through August 21, 2003 which can be accessed by dialing

888-266-2081 in the US and +1-703-925-2533 internationally.  The passcode is

230111.



    About NeoMagic

    NeoMagic Corporation, based in Santa Clara, California, enables new generations of handheld systems with Applications Processors that are designed to offer the lowest power, smallest form-factor and best multimedia features and performance.  The Company is a pioneer in the integration of complex logic, memory and analog circuits into single-chip solutions.  Information on the Company may be found on the World Wide Web at www.neomagic.com.



    This press release contains forward-looking statements within the meaning of the Securities Act of 1933, including statements regarding the expectations for product sales and new product and technology development efforts.

Examples of forward-looking statements include expectations for future revenue growth, our cash position, customer engagements and design wins, and customer product timing and market share.  These statements reflect current expectations.  However, actual events and results could vary significantly based on a variety of factors including but not limited to customer acceptance of new NeoMagic products, the market acceptance of smart phones and wireless

PDAs developed and marketed by customers that use the Company's product, and the Company's ability to execute future product and technology development plans on schedule.  Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report on Form 10-K and our other filings with the United States

Securities and Exchange Commission (SEC), and are available online at

http://www.sec.gov .  NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders.



    NOTE:  NeoMagic, and the NeoMagic circle logo are registered trademarks,

and MiMagic is a trademark, of NeoMagic Corporation.  All other trademarks are the property of their respective owners.  NeoMagic disclaims any proprietary interest in the marks and names of others.



     NEOMAGIC CORPORATION

     CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

     (In thousands, except per share data)

     (Unaudited)



                               Three Months Ended        Six Months Ended

                            July 31,     July 31,       July 31,     July 31,

                              2003         2002           2003         2002



    Net sales                 $222          $494         $846          $856



    Cost of sales              419           720        1,007         1,305

    Gross loss                (197)         (226)        (161)         (449)



    Operating expenses:



    Research and

     development             4,400         5,358        9,352        11,707

    Sales, general

     and administrative      1,715         2,191        3,457         4,946

    Amortization of

     deferred compensation     142           287          244         1,525

    Special charges              0         2,200            0         3,600

    Total operating

     expenses                6,257        10,036       13,053        21,778



      Loss from

       operations           (6,454)      (10,262)     (13,214)      (22,227)



    Other income               168           672          379         2,860

    Interest expense           (73)            0         (160)            0

    Loss before

     income taxes           (6,359)       (9,590)     (12,995)      (19,367)



    Income tax

     provision (benefit)         6          (339)           6        (6,339)



    Net loss               $(6,365)      $(9,251)    $(13,001)     $(13,028)



    Basic and diluted

     net loss per share    $(0.21)       $(0.33)      $(0.43)       $(0.46)



    Weighted common

     shares outstanding     30,457        28,167       30,367        28,102







     NEOMAGIC CORPORATION

     CONSOLIDATED CONDENSED BALANCE SHEETS

     (In thousands)

     (Unaudited)



                                              July 31, 2003  January 31, 2003

    ASSETS



    Current assets:

    Cash and cash equivalents                    $12,599           $37,428

    Short-term investments                        38,680            29,657

    Accounts receivable, net                         164               118

    Inventory                                        665               535

    Other current assets                           1,064             2,410

    Total current assets                          53,172            70,148



    Property, plant and equipment, net             4,669             5,840

    Long-term investments                          2,168                 0

    Other assets                                   4,539             4,960



    Total assets                                 $64,548           $80,948



    LIABILITIES AND STOCKHOLDERS' EQUITY



    Current liabilities:

    Accounts payable                              $2,014            $2,864

    Compensation and related benefits              1,188             1,393

    Income taxes payable                           3,650             3,633

    Other accruals                                   184             1,287

    Current portion of capital lease

     obligations                                   1,649             1,363

    Total current liabilities                      8,685            10,540



    Capital lease obligations                      1,603             2,521



    Stockholders' equity:

    Common stock                                      31                30



    Additional paid-in-capital                    88,979            89,237

    Deferred compensation                           (356)               (4)

    Accumulated other comprehensive income (loss)     (8)                9



    Retained deficit                             (34,386)          (21,385)

    Total stockholders' equity                    54,260            67,887



    Total liabilities and stockholders' equity   $64,548           $80,948





SOURCE  NeoMagic Corporation

    -0-                             08/14/2003

    /CONTACT:  Stephen T. Lanza, Chief Financial Officer, +1-408-988-7020, or

slanza@neomagic.com, or  Willa McManmon, Director, Corporate Communications,

+1-408-486-3955, or wmcmanmon@neomagic.com, both of NeoMagic Corporation/

    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO

              AP Archive:  http://photoarchive.ap.org

              PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840/

    /Web site:  http://www.neomagic.com /

    (NMGC)



CO:  NeoMagic Corporation

ST:  California

IN:  CPR STW

SU:  ERN CCA